EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Artfest International, Inc.
Addison, Texas

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 24, 2008 relating to the consolidated financial statements as of December 31, 2007 and for the year then ended appearing in the Annual Report on Form 10-K of Artfest International, Inc.

/s/ Eugene M Egeberg, CPA
Eugene M Egeberg, CPA
Baltimore, MD
October 28, 2008